Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 27, 2003 in the Post-Effective Amendment Number 29 to Registration Statement Number 2-95577 on Form S-1 and related prospectus of American Express Certificate Company (formerly IDS
Certificate   Company)  for  the  registration  of  its  Flexible Savings
Certificate.

Our audits also included the financial statements schedules of American Express Certificate Company listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    March 24, 2003